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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-48072) of Cardiac Science, Inc. of our report dated March 24, 2000, except for Notes K and L as to which the date is June 5, 2000, which contains an explanatory paragraph regarding the Company's ability to continue as a going concern, relating to the financial statements of Cadent Medical Corporation, which appears in the Current Report on Form 8-K/A of Cardiac Science, Inc. dated August 10, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
December 13, 2000